Exhibit 21.1

Name of subsidiary	Incorporation	Ownership Interest	Principal activity
Ritchie Bros. Holdings Inc.	USA (Washington)	100%	Holding company
RBA Holdings Inc.	USA (Delaware)	100%	Holding company
Ritchie Bros. Holdings (America) Inc.	USA (Washington)	100%	Holding company
Ritchie Bros. Auctioneers (America) Inc.	USA (Washington)	100%	Auction services
Ritchie Bros. Properties Inc.	USA (Washington)	100%	Property management
Ritchie Bros. Financial Services (America) Inc.	USA (Washington)	100%	Brokerage services
AssetNation, Inc.	USA (Delaware)	100%	E-commerce marketplace
Mascus USA Inc.	USA (Florida)	100%	E-commerce marketplace
Xcira, LLC	USA (Delaware)	75%	Auction services
SalvageSale Mexico Holding LLC	USA (Delaware)	100%	Holding company
IronPlanet Holdings, Inc.	USA (Delaware)	100%
Associated Auction Services, LLC	USA (Delaware)	100%
IronPlanet, Inc	USA (Delaware)	100%
IronPlanet Motors, LLC	USA (Delaware)	100%
Kruse Energy & Equipment Auctioneers, LLC	USA (Texas)	100%
IronPlanet Mexico, S. de R.L. de C.V.	Mexico	100%
Leake Auction Company	USA (Oklahoma)	100%	Auction services
Ritchie Bros. Holdings Ltd.	Canada	100%	Holding company
Ritchie Bros. Auctioneers (Canada) Ltd.	Canada	100%	Auction services
Ritchie Bros. Real Estate Service Ltd.	Canada	100%	Real estate services
Ritchie Bros. Properties Ltd.	Canada	100%	Property management
Ritchie Bros. Financial Services Ltd.	Canada	100%	Brokerage services
Ritchie Bros. Auctioneers (International) Ltd.	Canada (B.C)	100%	Holding company
IronPlanet Canada Ltd.	Canada	100%
Ritchie Bros. Investment Holdings (Luxembourg) SARL	Cyprus	100%	Holding company
Ritchie Bros. Auctioneers (ME) Limited	Cyprus	100%	Auction services
Ritchie Bros. Auctioneers India Private Limited	India	100%	Auction services
IronPlanet Limited	Ireland	100%
Ritchie Bros. Holdings B.V.	The Netherlands	100%	Holding company
Ritchie Bros. B.V.	The Netherlands	100%	Auction services
Ritchie Bros. Shared Services B.V.	The Netherlands	100%	Administrative services
Ritchie Bros. Properties B.V.	The Netherlands	100%	Property management
Mascus International Holdings B.V.	The Netherlands	100%	E-commerce marketplace
Mascus International B.V.	The Netherlands	100%	E-commerce marketplace
Mascus IP B.V.	The Netherlands	100%	E-commerce marketplace
Mascus A/S	The Netherlands	100%	E-commerce marketplace
Ritchie Bros. Finland Oy	Finland	100%	E-commerce marketplace
Ritchie Bros. Sweden AB	Sweden	100%	E-commerce marketplace
Ritchie Bros. Polska Sp. Z.o.o.	Poland	100%	Auction services
Ritchie Bros. Properties S.r.l.	Italy	100%	Property management
Ritchie Bros. Italia S.r.l.	Italy	100%	Auction services
Ritchie Bros. Auctioneers (Spain) S.L.U.	Spain	100%	Auction services
Ritchie Bros. Properties (Spain) S.L.U.	Spain	100%	Property management
Ritchie Bros. UK Limited	United Kingdom	100%	Auction services
IronPlanet UK Limited	United Kingdom	100%
IronPlanet Field Ltd.	United Kingdom	100%
Ritchie Bros. Deutschland GmbH	Germany	100%	Auction services
Ritchie Bros. Auctioneers France SAS	France	100%	Auction services
R.B. Services SARL	France	100%	Administrative services
R.B. Holdings SARL	France	100%	Holding company
R.B. Properties EURL	France	100%	Property management

Ritchie Bros. Holdings Pty Ltd.	Australia	100%	Holding company
Ritchie Bros. Auctioneers Pty Ltd.	Australia	100%	Auction services
Ritchie Bros. Properties Pty Ltd.	Australia	100%	Property management
Ritchie Bros. Properties Japan K.K.	Japan	100%	Property management
Ritchie Bros. Auctioneers (Japan) K.K.	Japan	100%	Auction services
Ritchie Bros. Auctioneers Pte Ltd.	Singapore	100%	Auction services
Ritchie Bros. Auctioneers (Beijing) Co. Ltd.	China	100%	Auction services
Ritchie Auction (Beijing) Co. Ltd.	China	100%	Auction services
Ritchie Bros. Auctioneers Mexico Services, S. de R.L. de C.V.	Mexico	100%	Administrative services
Ritchie Bros. Auctioneers de Mexico, S. de R.L. de C.V.	Mexico	100%	Auction services
Ritchie Bros. Properties, S. de R.L. de C.V.	Mexico	100%	Property management
SalvageSale De Mexico S. de R.L. de C.V.	Mexico	100%	E-commerce marketplace
SalvageSale Servicios, S. de R.L. de C.V.	Mexico	100%	Administrative services
Ritchie Bros. Auctioneers (Panama) S.A.	Panama	100%	Auction services
Ritchie Bros. Auctioneers Comercial de Equipamentos Industriais Ltda	Brazil	100%	Administrative services
Ritchie Bros. Auctioneers Muzayede Danismanlik ve Ticaret Limited Sirketi	Turkey	100%	Auction services
Ritchie Bros. Holdings Luxembourg SARL	Luxembourg	100%	Holding company
Ritchie Bros. Luxembourg SARL	Luxembourg	100%	Holding company
Ritchie Bros. (NZ) Limited	New Zealand	100%	Auction Services